PRINCIPAL TRUST ADMINISTRATOR SERVICES AGREEMENT

THIS PRINCIPAL TRUST ADMINISTRATOR SERVICES AGREEMENT (the “Agreement”) is made and entered into as of July 21, 2025 (the “Effective Date”) by and between The 2023 ETF Series Trust, a Delaware statutory trust (the “Trust”) and Tidal ETF Services LLC, a Delaware limited liability company (“PTA”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each series representing interest in a separate portfolio of securities and other assets;

WHEREAS, the Trust desires to retain PTA to provide principal trust administrator services to the Trust, and each currently existing series of the Trust and any series established by the Board of Trustees (the “Board”) after the date of this Agreement (each, a “Fund” and collectively the “Funds”).

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Appointment of PTA. The Trust hereby appoints PTA as its principal trust administrator on the terms and conditions set forth in this Agreement, and PTA hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of PTA shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against PTA hereunder.

2.	Services and Duties of PTA/Officers.

2.1	PTA Services: PTA agrees to provide the services to the Trust and each Fund, as applicable, as set forth in Exhibit A attached hereto.

2.2	Officer Services: PTA shall propose qualified individuals to serve as designated officers (the “Officers”) of the Trust, including a candidate for Chief Compliance Officer (“CCO”), as required by Rule 38a-1 under the 1940 Act (“Rule 38a-1”) and as described more fully in Exhibit B attached hereto, as well as candidates for other executive and financial officer positions. Each proposed candidate shall be subject to the consideration and approval of the Board.

Proposed individuals shall be competent and knowledgeable to serve in the respective Officer positions for the Trust. Upon election by the Board, each such individual shall have the full authority and responsibilities attendant to the relevant office, as set forth in the Trust’s organizational documents.

PTA shall make the approved Officers available to the Trust for the duration and on the terms and conditions specified in this Agreement, subject to events such as resignation, retirement, death, disability, or other circumstances that may reasonably prevent an Officer from continuing to serve. In the event any such circumstance arises, PTA shall promptly propose a replacement candidate, subject to the approval of the Board. PTA shall use commercially reasonable efforts to cause each Officer to perform the services associated with their respective role, as further described in Exhibit B attached hereto.

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PRINCIPAL TRUST ADMINISTRATOR SERVICES AGREEMENT

Additionally, upon request by the Independent Trustees of the Trust (i.e., Trustees who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act), the PTA shall identify and present to the Independent Trustees one or more qualified candidates to serve as Interested Trustees of the Trust (i.e., Trustees who are “interested persons”) for their consideration.

3.	Delivery of Documents.

3.1	The Trust has delivered to PTA copies of, and shall promptly furnish PTA with all amendments of or supplements to: (i) the Trust’s Declaration of Trust and Amended and Restated By-Laws (collectively, as amended from time to time, “Organizational Documents”); (ii) the Trust’s current Registration Statement, as amended or supplemented, filed with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and/or the 1940 Act (the “Registration Statement”); (iii) the current Prospectus and Statement of Additional Information (collectively, as currently in effect and as amended or supplemented, the “Prospectus”) in place for each of the Funds; (iv) each plan of distribution or similar document that may be adopted by the Trust under Rule 12b-1 under the 1940 Act and each current shareholder service plan or similar document that may be adopted by the Trust with respect to any or all of its Funds; (v) copies of the Trust’s current annual and semi-annual reports to shareholders; and (vi) all compliance and risk management policies, programs and procedures adopted by the Trust with respect to the Funds. The Trust shall deliver to PTA a certified copy of the resolution of its Board appointing the CCO and authorizing the execution and delivery of this Agreement. In addition, the Trust shall deliver, or cause to deliver, to PTA upon PTA’s reasonable request any other documents that would enable PTA to perform the services described in this Agreement.

3.2	The Trust shall furnish PTA with any and all instructions, explanations, information, specifications and documentation deemed reasonably necessary by PTA in the performance of its duties hereunder. The Trust shall cause its officers, advisors, sponsor, distributor, legal counsel, , fund administrator(s), fund accountant(s), transfer agent(s), custodian(s), and any other service provider to cooperate with PTA and to provide PTA, upon request, with such information, documents and advice relating to the Trust as is within the possession or knowledge of such persons, and which in the opinion of PTA, is necessary in order to enable PTA to perform its duties hereunder. In addition, upon request by PTA, the Trust shall use commercially reasonable efforts, including making appropriate requests or providing instructions that are consistent with its relationship with its independent accountants, to facilitate the provision of the requested cooperation and information.

3.3	In connection with its duties hereunder, PTA shall not be responsible for, under any duty to inquire into, or be deemed to make any assurances with respect to the accuracy, validity or propriety of any information, documents or advice provided to PTA by any of the aforementioned persons. PTA shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Trust to cause any information, documents or advice to be provided to PTA as provided herein and shall be held harmless by the Trust when acting in reliance upon such information, documents or advice relating to the Trust. All fees or costs charged by such persons shall be borne by the Trust For the avoidance of doubt, PTA, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications, documents and documentation furnished to it by or on behalf of the Trust or any Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications, documents or documentation, unless a reasonable person acting in the same or similar circumstances would not so rely without first making inquiry.
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4.	Compensation.

4.1	PTA shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit C attached hereto (as amended from time to time by written consent of both parties to this Agreement). PTA shall also be reimbursed for such reasonable and documented miscellaneous expenses hereto as are reasonably incurred by PTA in performing its duties hereunder. The Trust shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify PTA in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1 1/2% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to PTA shall only be paid out of the assets and property of the particular Fund involved.

4.2	The Trust understands and acknowledges PTA’s compensation under this Agreement is in addition to, and not in lieu of, compensation payable to the Trust’s other service providers, including other fund administrators.

4.3	In consideration of the Officer Services provided by PTA pursuant to this Agreement, the Trust shall pay PTA the fees and expenses set forth in Exhibit C to the Agreement.

4.4	PTA may, with respect to questions of law relating to its services hereunder, apply to and obtain the advice and opinion of Trust counsel. The costs of any such advice or opinion shall be borne by the Trust.

4.5	Each Officer is serving solely as an officer of the Trust, and none of any such Officer nor PTA shall be responsible for, or have any obligation to pay, any of the expenses of the Trust or any of its Funds. All Trust expenses shall be the sole obligation of the Trust, which shall pay or cause to be paid all Fund expenses.

5.	Representations and Warranties.

5.1	The Trust hereby represents and warrants to PTA, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

5.1.1	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

5.1.2	This Agreement has been duly authorized, executed and delivered by the Trust, in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

5.1.3	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;
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5.1.4	Each Officer shall be covered by the Trust’s Trustees & Officers Liability Insurance Policy (the “Policy”), and the Trust shall use reasonable efforts to ensure that such coverage be (a) reinstated should the Policy be canceled; (b) continued after a particular Officer ceases to serve as an officer of the Trust on substantially the same terms as such coverage is provided for all other Trust officers after such persons are no longer officers of the Trust; and (c) continued in the event the Trust merges or terminates, on substantially the same terms as such coverage is provided for all other Trust officers (and for a period of no less than six years). The Trust shall provide PTA with proof of current coverage, including a copy of the Policy, and shall notify PTA immediately should the Policy be canceled or terminated; and

5.1.5	Each Officer shall be a named officer in the Trust’s corporate resolutions and subject to the provisions of the Trust’s Organizational Documents regarding indemnification of its officers.

5.2	PTA hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

5.2.1	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

5.2.2	This Agreement has been duly authorized, executed and delivered by PTA in accordance with all requisite action and constitutes a valid and legally binding obligation of PTA, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

5.2.3	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

5.2.4	It has access to the necessary facilities, equipment, and personnel with the requisite knowledge and experience to assist each Officer in the performance of his or her duties and obligations under this Agreement;

5.2.5	It shall make available a person who is competent and knowledgeable regarding the federal securities laws and is otherwise reasonably qualified to act as a CCO and who will, in the exercise of his or her duties to the Trust, act in good faith and in a manner reasonably believed by him or her to be in the best interests of the Trust and the Funds;

5.2.6	It shall compensate the CCO fairly, subject to the Board’s right under any applicable regulation (e.g., Rule 38a-1) to approve the designation, termination and level of compensation of the CCO. In addition, it shall not retaliate against the CCO should the CCO inform the Board of a compliance failure or take aggressive action to ensure compliance with the federal securities laws by the Trust or a service provider;
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5.2.7	It shall report to the Board promptly if it learns of malfeasance of an Officer or in the event an Officer is terminated from such capacity by another fund complex or if an Officer is terminated as an employee of PTA; and

5.2.8	It shall report to the Board if at any time an Officer is subject to the disqualifications set forth in Section 15(b)(4) of the Exchange Act or Section 9 of the 1940 Act.

6.	Standard of Care; Indemnification; Limitation of Liability.

6.1	PTA shall use commercially reasonable efforts and exercise reasonable care in the performance of its duties under this Agreement. PTA shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with its duties under this Agreement, except a loss arising out of or relating to PTA’s refusal or failure to comply with the terms of this Agreement or from its bad faith, fraud, gross negligence, or willful misconduct in the performance of its duties under this Agreement or material breach of this Agreement. Notwithstanding any other provision of this Agreement, if PTA has used commercially reasonable efforts and exercised reasonable care in the performance of its duties under this Agreement, the Trust shall indemnify and hold harmless PTA from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that PTA may sustain or incur or that may be asserted against PTA by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reasonable reliance upon any written or oral instruction provided to PTA by any duly authorized officer of the Trust or any Fund, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to PTA’s refusal or failure to comply with the terms of this Agreement or material breach of this Agreement or from its bad faith, fraud, gross negligence or willful misconduct in the performance of its duties under this Agreement. PTA shall endeavor to provide the Trust such reasonable estimates, including reasonable estimates related to amounts incurred for services provided hereunder, in connection with claims for which PTA seeks indemnity from the Trust, provided that the Trust’s (or a Fund’s) continuing obligations to indemnify PTA after the termination of this Agreement shall relate to solely those claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) sustained in connection with PTA’s provision of services pursuant to this Agreement. This indemnity shall be a continuing obligation of the Trust (and the Funds), their successors and assigns, notwithstanding the termination of this Agreement; provided that the Trust’s (or a Fund’s) continuing obligations to indemnify PTA after the termination of this Agreement shall relate to solely those claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) sustained in connection with PTA’s provision of services pursuant to this Agreement. As used in this paragraph, the term “PTA” shall include PTA’s members, officers and employees.

6.2	PTA may obtain the advice of competent external counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice; provided that, notwithstanding any advice to the contrary, any action taken by PTA must be consistent with PTA’s rights and responsibilities under this Agreement.

6.3	PTA shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by PTA as a result of PTA’s refusal or failure to comply with the terms of this Agreement, material breach of this Agreement, or from PTA’s bad faith, fraud, gross negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of PTA, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Trust” shall include the Trust’s trustees, officers and employees.
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6.4	In no case shall either party be liable to the other for (i) any special, indirect or consequential damages, loss of profits or goodwill (even if advised of the possibility of such); or (ii) any delay by reason of circumstances beyond its control, which may include acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply.

6.5	In the event of a mechanical breakdown or failure of communication or power supplies beyond its reasonable control, PTA shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. PTA will use commercially reasonable efforts to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of PTA. PTA agrees that it shall, at all times, have reasonable business continuity and disaster recovery contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect PTA’s premises and operating capabilities at any time during regular business hours of PTA, upon reasonable notice to PTA. Moreover, PTA shall provide the Trust, at such times as the Trust may reasonably require, copies of reports rendered by independent auditor on the internal controls and procedures of PTA relating to the services provided by PTA under this Agreement.

6.6	Notwithstanding the above, PTA reserves the right to reprocess and correct non-material administrative errors at its own expense; provided that PTA shall provide advance written notice to the Trust detailing the action it intends to take prior to taking such action. For material administrative errors, PTA reserves the right to reprocess and correct administrative errors at its own expense upon consultation with the Trust and in such manner as agreed to by the Trust.

6.7	In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

6.8	The indemnity and defense provisions set forth in this Section shall indefinitely survive the termination and/or assignment of this Agreement.

6.9	If PTA is acting in another capacity for the Trust pursuant to a separate agreement, nothing herein shall be deemed to relieve PTA of any of its obligations in such other capacity.

6.10	In conjunction with the principal officer services provided to the Trust by PTA hereunder, PTA shall not be deemed to act as an income tax return preparer for any purpose including as such term is defined under Section 7701(a)(36) of the IRC, or any successor thereof. PTA shall not be liable for the provision or omission of any tax advice with respect to any information provided by PTA to the Trust or a Fund.
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6.11	The Trust, and not PTA, shall be solely responsible for approval of the designation of the CCO, as well as for removing the CCO, as the case may be, from his or her responsibilities related to the Funds in accordance with Rule 38a-1. Therefore, notwithstanding the provisions of this Section 6, the Trust shall supervise the activities of the CCO with regard to such activities.

7.	Proprietary and Confidential Information.

7.1	PTA agrees on behalf of itself and its members, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present, or potential shareholders and Trustees of the Trust (collectively, “Confidential Trust Information”), and not to use such records and information for any purpose other than the performance or delegation of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld, conditioned, or delayed, and may not be withheld, conditioned, or delayed where PTA may be exposed to civil or criminal contempt proceedings for failure to comply; provided that the foregoing notice obligation shall not apply with respect to ordinary course “sweeps” or similar regulatory examinations not specifically targeted at the Trust to which the PTA is subject, (ii) when requested to divulge such information by duly constituted authorities, provided that PTA shall promptly notify the Trust of such request if permitted by applicable law, or (iii) when so requested by the Trust. Records and other information which have become known to the public through no wrongful act of PTA or any of its employees, agents or representatives, and information that was already in the possession of PTA prior to receipt thereof from the Trust, or the Trust’s agent, shall not be subject to this paragraph.

7.2	Further, PTA will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, PTA shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

7.3	The Trust agrees, on behalf of itself and its Trustees, officers, employees, agents, and representatives, to treat as confidential and proprietary all nonpublic information and records provided by PTA or otherwise obtained in connection with the services provided under this Agreement, including but not limited to: (i) business methods, procedures, intellectual property, fee arrangements, internal policies, manuals, and other proprietary operational or strategic information of PTA, and (ii) personal, financial, or employment-related information of individuals proposed or serving as Officers of the Trust (collectively, “Confidential PTA Information”).

7.4	The Trust shall use such Confidential PTA Information solely for purposes directly related to the oversight, evaluation, and receipt of services under this Agreement and shall not disclose such information to any third party except: (i) with the prior written consent of PTA, which consent shall not be unreasonably withheld, conditioned, or delayed; (ii) as required by applicable law, regulation, or valid legal process, provided that the Trust shall notify PTA promptly upon receipt of such request or demand, if and to the extent permitted by law; provided that the foregoing notice obligation shall not apply with respect to ordinary course “sweeps” or similar regulatory examinations not specifically targeted at the Trust to which the PTA is subject; or (iii) to the extent such information is already known to the Trust at the time of disclosure, is rightfully obtained from a third party not subject to a confidentiality obligation, or becomes publicly available through no breach of this Agreement or wrongful act by the Trust or its representatives.
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7.5	PTA, with respect to Confidential Trust Information, and the Trust, through its Board and Officers, with respect to Confidential PTA Information, shall maintain appropriate physical, electronic, and procedural safeguards reasonably designed to protect the confidentiality and integrity of, such Confidential Trust Information and Confidential PTA Information and to prevent unauthorized access to or use of such information. In addition, PTA, with respect to Confidential Trust Information, and the Trust, through its Board and Officers, with respect to Confidential PTA Information, shall take commercially reasonable steps to ensure that any agents or service providers to whom such Confidential Trust Information or Confidential PTA Information is disclosed are bound by confidentiality obligations consistent with the terms of this Section.

8.	Records. PTA shall keep records relating to the services it performs hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. PTA agrees that all such records prepared or maintained by or on behalf of PTA relating to the services to be performed by PTA hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust or its designee on and in accordance with its request.

9.	Compliance with Laws. The Trust retains primary responsibility for all compliance matters relating to the Trust, including but not limited to compliance with the 1940 Act, the Code, the SOX Act, the USA Patriot Act of 2001 and the policies and limitations of the Trust relating to its portfolio investments as set forth in its Registration Statement. PTA’s services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board’s oversight responsibility with respect thereto.

10.	Terms of Agreement; Amendment.

10.1	This Agreement shall become effective as of the date first written above and will continue in effect for a period of five (5) years. However, this Agreement may be terminated at the end of the initial term by either party upon giving 90 days’ prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties. Subsequent to the end of the five (5) year period, this Agreement continues until one party gives 90 days’ prior written notice of termination to the other party or such shorter period as is mutually agreed upon by the party. Notwithstanding the foregoing, this Agreement may be terminated by a party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. For the avoidance of doubt, this Agreement shall not be deemed to have terminated with respect to the Trust: (i) due to the liquidation of a Fund or the reorganization of a Fund away from the Trust while one or more other Funds in the Trust continue to operate; or (ii) for purposes of Section 11, below, due to the liquidation of the last remaining Fund or the reorganization of the last remaining Fund away from the Trust prior to the end of the initial five (5) year term. This Agreement may not be amended or modified in any manner except by written agreement executed by PTA and the Trust, and authorized or approved by the Board.

10.2	Notwithstanding anything to the contrary in this Agreement, the Board shall have the right and authority to remove any individual designated by PTA to serve as an Officer of the Trust, including but not limited to the CCO, at any time, with or without cause and without payment of any penalty.
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11.	Early Termination. In the absence of any material breach of this Agreement by PTA, should the Trust elect to terminate this Agreement prior to the end of the five (5) year term, the Trust agrees to pay the following fees:

11.1	all monthly fees through the life of the Agreement, including (i) the repayment of any assumed payment obligations paid by the PTA as described in Section A of Exhibit C (Fee Schedule); and (ii) the repayment of all “Covered Expenses” paid or otherwise assumed by the PTA as described in Section B of Exhibit C;

11.2	all fees associated with converting services to the successor service provider;

11.3	all fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider; and

11.4	all reasonable and documented miscellaneous costs associated with subsection 11.1 to 11.3 above.

12.	Duties in the Event of Termination. In the event that, in connection with termination, a successor to any of PTA’s duties or responsibilities hereunder is designated by the Trust by written notice to PTA, PTA will promptly, upon such termination and at the expense of the Trust (which shall include reasonable and documented miscellaneous expenses), transfer to such successor all relevant books, records, correspondence, and other data established or maintained by PTA under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which PTA has maintained the same, the Trust shall pay any reasonable and documented miscellaneous expenses associated with transferring the data to such form), and will reasonably cooperate in the transfer of such duties and responsibilities, including provision for assistance from PTA’s personnel in the establishment of books, records, and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Trust.

13.	Assignment. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of PTA. PTA may assign or transfer this Agreement to any PTA affiliate or transfer this Agreement in connection with a sale of a majority or more of its assets, equity interests or voting control, provided that PTA gives the Trust at least thirty (30) days’ prior written notice of such assignment or transfer and such assignment or transfer does not impair the provision of services under this Agreement in any material respect, and the assignee or transferee agrees to be bound by all terms of this Agreement in place of PTA.

14.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

15.	Services Not Exclusive. Except to the extent necessary to perform PTA’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict PTA’s right, or the right of any of PTA’s managers, officers or employees who also may be a director, trustee, officer or employee of the Trust (including, without limitation, any Officer), or who are otherwise affiliated persons of the Trust, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.
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16.	Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

17.	Excluded Services.

17.1	PTA and the Officers shall not be required, nor shall they be deemed required, to perform any services relating to: (i) the management, investment advisory, or sub-advisory functions of any Trust or Fund; (ii) the distribution of shares of the Trust or any Fund; (iii) the maintenance or preparation of the financial records of the Trust or any Fund; or (iv) any services typically performed by legal counsel or independent public accountants retained by the Trust or any Fund. PTA shall not provide, and shall not be deemed to provide, legal advice or legal services to the Trust, any Fund, or any other party. The Trust expressly acknowledges that, under this Agreement, PTA does not, and will not, provide investment advice, public accounting, auditing services, or related regulatory reporting, and PTA shall not be responsible for making any tax filings or performing tax reporting on behalf of the Trust or a Fund unless expressly and specifically agreed to in writing under this Agreement.

17.2	The scope of services provided by PTA and the Officers under this Agreement shall not expand as a result of changes to, or the introduction of, new legal, regulatory, compliance, or other requirements applicable to the Trust or any Fund, unless such additional services are explicitly agreed to in writing by the parties. PTA shall have no obligation to perform services outside the scope expressly set forth in this Agreement.

17.3	The Trust acknowledges and agrees that any attorneys engaged by PTA, including in-house counsel, act solely on behalf of PTA and do not represent, and shall not be deemed to represent, the Trust, any Fund, or any other party. The Trust shall rely exclusively on its own legal counsel for independent advice and review of all services performed by PTA, including those performed by its attorneys. No attorney-client relationship is established or implied between the Trust or any Fund and attorneys engaged by PTA, and as such, communications with those attorneys may not be protected by attorney-client privilege and may be subject to disclosure. Notwithstanding the foregoing, PTA shall maintain the confidentiality of information shared with its attorneys in accordance with its internal policies and applicable law but shall not be liable for any loss of privilege or disclosure arising from such communications.

18.	Notices.

Any notice required or permitted to be given by a party to another party shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below, or such other address(es) as may be specified in writing by one party to the other party:

Notice to PTA shall be sent to:

Tidal ETF Services LLC

234 West Florida Street, Suite 203

Milwaukee, Wisconsin 53204

Attn: Chief Executive Officer

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and notice to the Trust shall be sent to:

Tidal ETF Services LLC

234 West Florida Street, Suite 203

Milwaukee, Wisconsin 53204

Attn: President of the Trust

with a copy to:

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004

Attn: Christopher Menconi

19.	Construction. Any reference in this Agreement to a form, statute or regulation shall include any successor thereto.

20.	Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

21.	Limited Recourse. This Agreement is executed by the Trust with respect to itself and its Funds and the obligations hereunder are not binding on any of the trustees, officers or shareholders of the Trust individually but are binding only on the Trust and the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

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PRINCIPAL TRUST ADMINISTRATOR SERVICES AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

The 2023 ETF Series Trust		Tidal ETF Services LLC

Signature:	/s/ Eric Falkeis	Signature:	/s/ Daniel Carlson

Name:	Eric Falkeis	Name:	Daniel Carlson

Title:	President	Title:	Co-Founder & Chief of Staff

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PRINCIPAL TRUST ADMINISTRATOR SERVICES AGREEMENT

Exhibit A

to the

Principal Trust Administrator Services Agreement

1.	Board Meeting Management

1.1.	Agenda Management and Documentation. Manage the preparation and maintenance of Board and Committee meeting agendas, including version tracking and storage of historical documents as needed. Agendas are developed in coordination with Trust counsel, Fund advisers, and other relevant parties.

1.2.	Meeting Material Solicitation and Compilation. Coordinate the solicitation and compilation of meeting materials from internal and external service providers, including investment advisers, auditors, compliance consultants, and legal counsel. Serve as liaison among Trust service providers, including Fund investment adviser(s), sub-adviser(s), Trust counsel, independent audit firms, transfer agent, custodian, fund accountant, distributor, and any external compliance or other consultants with respect to the compilation of meeting materials.

1.3.	Meeting Logistics and Execution. Coordinate logistics related to Board and Committee meetings, including scheduling, access to information, and meeting notices. Where applicable, this may include arranging and providing physical office facilities or virtual meeting infrastructure. Prior to each Board and Committee meeting, disseminate Board meeting materials in Diligent Boards, or a successor system, the document retention platform for Trust board meetings.

1.4.	Material Standardization and Quality Assurance. Make reasonable efforts to encourage consistent formatting and clear presentation of meeting materials, collaborating with stakeholders to align with established expectations and practices.

1.5.	Meeting Participation and Minutes. Attend Board and Committee meetings via telephone, video conference, or in person, and, as appropriate, prepare draft minutes summarizing meeting discussions, actions, and follow-up items, subject to review by Trust counsel and the Board, and pursue resolution of follow-up items.

1.6.	Production of Board Materials. Arrange, prepare for, manage, and oversee the process of preparing documents for quarterly and special meetings of the Trustees and meetings of Board Committees, including preparation and production of board meeting materials, board calendars, updates to service provider contracts, meeting agendas and resolutions, and memoranda to the Trustees on subjects requiring the attention of the Trustees as agreed with Trust counsel, by working directly with Trust counsel, Trust external auditors, Trust and Fund service providers, Fund investment adviser(s), and sub-adviser(s).

2.	Section 15(c) Process Management

2.1.	Process Definition and Timeline Management. In consultation with Trust counsel and service providers, (a) support the Section 15(c) process for the approval of new series of the Trust, including maintaining a timeline and process appropriate to the Trust’s needs. conducting preliminary due diligence whereby PTA obtains information from adviser(s) or sub-adviser(s) on compliance matters, investment capabilities, and financial condition, and working with Trust counsel to compile a Section 15(c) package for presentation to the Trustees on the adviser(s) and sub-adviser(s), and (b) support the Section 15(c) annual renewal process for the renewal of existing series (Funds), involving adviser(s), sub-adviser(s), and service providers, and renewal of contracts and/or agreements.
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PRINCIPAL TRUST ADMINISTRATOR SERVICES AGREEMENT

2.2.	Pricing and Comparative Analysis. Coordinate with third-party service providers (e.g., Broadridge), Trust Counsel, and the Board for advisory fee and peer group analysis and assist in the delivery of such materials to the Board.

2.3.	Information Gathering and Synthesis. Support the collection and organization of 15(c) materials from Fund advisers, including performance and expense data, and help compile those materials in a format consistent with Board expectations.

2.4.	Production of Final 15(c) Materials. Support the preparation and formatting of 15(c) materials for Board review, with the understanding that content responsibility lies with relevant advisers and sub-advisers.

3.	Financial and SEC Reporting Oversight

3.1.	Review and Approval Oversight. Review fund financial statements and other SEC filings after initial preparation by the administrator and review by the adviser, providing feedback or approvals as appropriate and consistent with established procedures. Work with a service provider to file Form N-CEN reports with the SEC via EDGAR.

3.2.	Calendar and Deadline Management. Collaborate with third-party service providers to support the maintenance of a financial reporting calendar(s), with the aim of facilitating timely filings and communications. Encourage adherence to deadlines while working to resolve any delays that may arise.

3.3.	Regulatory Examinations. At the time of any regulatory examination of the Trust (e.g., SEC, NFA, FINRA), PTA shall provide requested information within its possession or control to the applicable regulator and manage the examination process in coordination with the Trust CCO and Trust counsel.

4.	Service Provider Oversight and Operations Interface

4.1.	Daily Issue Resolution. Serve as a liaison to assist in resolving operational matters involving service providers (e.g., NAV errors, trade fails, pricing questions) by helping to coordinate responses as needed.

4.2.	Distribution and Financial Coordination. Oversee the Fund Administrators’ work with third parties to confirm Fund distributions and to assist in facilitating regular updates and annual reviews with the Board regarding service provider performance.

4.3.	Invoice and Expense Processing. PTA is hereby designated and appointed as the paying agent of the Trust. As such, PTA shall receive and review invoices issued to the Trust by its authorized vendors and service providers (including, without limitation, custodians, transfer agents, and other third-party service providers), and shall assist in coordinating the processing and payment of such invoices in accordance with the authorization procedures established by the Trust.
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PRINCIPAL TRUST ADMINISTRATOR SERVICES AGREEMENT

PTA, acting on behalf of the Trust, shall remit payments to such service providers and shall retain any fees owed to itself, from amounts it receives from the applicable investment advisory firms that have contracted to sponsor or advise series of the Trust. Notwithstanding the foregoing, PTA’s obligation to make any such payments to Trust service providers (including any obligation to remit its own fees) shall be expressly conditioned upon, and limited to, PTA’s actual receipt in full of the amounts for which each investment adviser (or economic sponsor) is responsible pursuant to its applicable agreement with the Trust. In no event shall PTA be required to advance or otherwise fund any payment to a Trust service provider in the absence of full receipt of such amounts from the responsible adviser or economic sponsor.

5.	Auditor and Tax Agent Coordination

5.1.	Audit and Tax Support. Coordinate with auditors and tax agents on an as-needed basis in connection with the annual audit and tax filing process, including supporting information requests and document delivery, in collaboration with the relevant administrator and adviser.

5.2.	Contract and Committee Support. Facilitate updates to service provider agreements in coordination with the relevant adviser(s) and Trust counsel, and support scheduling and information flow to the Audit Committee as applicable.

5.3.	Tax Filing Oversight. Liaise with the relevant administrator(s), adviser(s), and tax agent(s) to support the preparation and timely submission of Fund tax filings.

6.	Regulatory Administration Services

6.1.	If and to the extent agreed pursuant to a separate written agreement between PTA and the relevant investment adviser, PTA shall prepare the initial drafts of registration statements for one or more new Funds to be filed pursuant to Rule 485(a), as well as subsequent initial drafts of post-effective amendments filed pursuant to Rule 485(b). Upon the effectiveness of any such registration statement, PTA shall also prepare the corresponding Form 8-A. PTA will coordinate with the relevant investment adviser and service providers to complete such drafts. PTA will also coordinate with a service provider to file such registration statements with the SEC via EDGAR. The fees for the services described in this Section shall be separately negotiated between PTA and the relevant investment adviser, and shall be in addition to, and not in lieu of, any fees otherwise payable to PTA under this Agreement. For the avoidance of doubt, PTA shall have no obligation to perform any of the services described in this Section with respect to any new Fund in the absence of a separate written agreement with the relevant investment adviser.

6.2.	Prepare initial drafts of the annual registration statement update for each Fund filed pursuant to Rule 485(b). If PTA is timely notified in writing at least 60 days before an annual registration statement update is required to be filed pursuant to Rule 485(a), PTA will prepare initial drafts thereof. If such notice is not timely received, Trust counsel will prepare the initial drafts of an annual registration statement update that is required to be filed pursuant to Rule 485(a) with the fees for such services based on Trust counsel’s hourly fee rates then in effect for the Trust and such expense will be in addition to, and not in lieu of, any of the PTA fees charged under this Agreement. For all registration statement filings for which PTA prepares initial drafts, PTA will coordinate with the relevant investment adviser and service providers to complete such drafts. PTA will also work with a service provider to file such registration statements with the SEC via EDGAR.
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PRINCIPAL TRUST ADMINISTRATOR SERVICES AGREEMENT

6.3.	For registration statements for which Tidal provides initial drafts, prepare and coordinate the filing of, as applicable, Rule 497(c), 497(e), 497(j), or 497(k) filings with the SEC via EDGAR.

6.4.	All SEC filings contemplated by this Section 6 (Regulatory Administration Services) shall be subject to review and approval by Trust counsel.

6.5.	To the extent the applicable third-party Fund Administrator has not assumed responsibility for preparing and submitting applications, other documentation, and notifications on behalf of the Trust to a listing exchange as required by and in accordance with such exchange’s rules, PTA agrees to do so, subject to PTA’s timely receipt of necessary information from the applicable Adviser(s) and/or the applicable third-party Fund Administrator. Such applications, other documentation, and notifications include but are not limited to:

6.5.1. Initial Exchange Listing Applications;

6.5.2. Supplemental Exchange Listing Applications;

6.5.3. Notifications of Corporate Actions for NAV halts and restatements;

6.5.4. Dividend Reporting; and

6.5.5. Notifications of any Fund delistings.

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PRINCIPAL TRUST ADMINISTRATOR SERVICES AGREEMENT

Exhibit B (Officer Services)

to the

Principal Trust Administrator Services Agreement

1.	Officer Services. As noted in the Agreement, subject to the approval of the Board, PTA shall make available qualified persons who are competent and knowledgeable regarding the federal securities laws, including the Investment Company Act of 1940, as amended (the “1940 Act’), to act as the Trust’s Officers (as identified below). PTA’s responsibility for the activities of the Officers are limited to the extent that the Board shall make all decisions regarding the designation and termination of each Officer.

PTA will make every reasonable effort to provide the services described in this Agreement; however, PTA does not guarantee that work performed by PTA or the Officers for the Trust would be favorably received by any regulatory agency.

In order for PTA to perform the services required by this Schedule, the Trust shall (1) instruct all service providers to furnish any and all information to PTA as reasonably requested by PTA, and assist PTA as may be required and (2) ensure that PTA has access to all records and documents maintained by the Trust or any service provider related to the Trust.

2.	President Services. PTA will identify and propose a qualified individual to serve as the Trust’s President. Upon approval by the Board, PTA will make available such individual to provide services that are customary for the President of an investment company registered under the 1940 Act. These services may include, as reasonably determined by the individual in good faith and in consultation with the Board and service providers, the following:

2.1.	Board Leadership and Governance.

2.1.1.	Attend quarterly and special Board and any Committee meetings (virtually or in person), contributing to strategic discussions and key decisions.

2.1.2.	Present or review Board materials and disclosures; serve as a liaison among service providers, advisers, and Trustees.

2.1.3.	Participate in the Disclosure Controls Committee to support SOX certifications, and review sub-certifications from service providers.

2.2.	Operational Oversight and Policy Support.

2.2.1.	Monitor and periodically review Trust-level policies in collaboration with the CCO, Treasurer, and Trust legal counsel.

2.2.2.	Provide high-level oversight of service provider performance, including periodic check-ins and issue resolution.

2.2.3.	Execute agreements and regulatory filings on behalf of the Trust, where authorized, and support compliance with relevant 1940 Act and SEC obligations.

2.3.	Financial and Regulatory Oversight

2.3.1.	Coordinate with the Treasurer and Administrator(s) on audit processes and financial reporting matters.

2.3.2.	Review shareholder reports, assist in evaluating distribution calculations, and support tax and compliance frameworks including ASC 740 reviews.
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PRINCIPAL TRUST ADMINISTRATOR SERVICES AGREEMENT

2.3.3.	Support appropriate engagement with regulators, including responses to inquiries or examinations, if needed.

2.3.4.	Execute or support regulatory filings in the President’s role, including Forms N-1A, N-CSR, N-PORT, N-CEN, Form N-PX, proxy statements, and 24f-2 filings.

2.4.	Vendor and Expense Management

2.4.1.	Provide guidance on vendor relationships, including fee arrangements, due diligence, and invoice approvals.

2.4.2.	Collaborate with the Treasurer and Administrator on periodic reviews of budgets and accruals.

2.5.	New Business Initiatives

2.5.1.	Lead discussions with prospective investment advisers to articulate Trust capabilities and requirements.

2.5.2.	Oversee documentation and operational setup for new funds, classes, or business initiatives, coordinating closely with Trust legal counsel and service providers.

3.	Secretary Services. PTA will identify and propose a qualified individual to serve as the Trust’s Secretary. Upon approval by the Board, PTA will make available a designated individual to provide services that are customary for the Secretary of an investment company registered under the 1940 Act. These services may include, as reasonably determined by the Secretary in good faith, and in collaboration with the Board and service providers, the following:

3.1.	Trust Board and Committee Support

3.1.1.	As described in greater detail in Section 1.6 of Exhibit B to the Agreement, arrange, prepare for, manage, and oversee the process of preparing documents for quarterly and special meetings of the Trustees and any Board Committee meetings, including agendas, and other materials for Board and any Board Committee meetings.

3.1.2.	Attend meetings (virtually or in person), draft and circulate minutes for approval, and maintain official corporate records with accuracy and consistency.

3.1.3.	Track Board approvals and assist in managing follow-up documentation and regulatory filings.

3.2.	Governance Documentation

3.2.1.	Facilitate the execution and archiving of Trust agreements, resolutions, and other legal documents.

3.2.2.	Collaborate with Trust counsel and officers on the preparation and submission of SEC filings, certifications, and charter updates.

3.3.	Director Communication and Support

3.3.1.	Serve as a primary resource for Trustees regarding meeting logistics, governance procedures, and informational needs.
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PRINCIPAL TRUST ADMINISTRATOR SERVICES AGREEMENT

3.3.2.	Support Director onboarding, annual questionnaires, and compliance attestations (e.g., D&O Questionnaires, Code of Ethics acknowledgments).

3.4.	Business Operations and Document Support

3.4.1.	Assist with recordkeeping and regulatory filings for new fund launches, class amendments, or structural changes.

3.4.2.	Maintain current organizational charts, officer lists, and Board calendars; assist in coordinating signatures for official filings and service provider documentation.

4.	Treasurer Services. PTA will propose a qualified individual to serve as the Trust’s Treasurer. Upon approval by the Board, PTA will make available a designated individual to provide services that are customary for the Treasurer of an investment company registered under the 1940 Act. These services may include, as reasonably determined appropriate by the Representative in good faith and in consultation with the Board and service providers, the following:

4.1.	Board-Level Financial Oversight

4.1.1.	Attend Board and Committee meetings (virtually or in person) and provide timely updates on financial reporting, valuation issues, and accounting practices.

4.1.2.	Oversee the work of each Valuation Designee in connection with the preparation of fair valuation reports, including reviewing the compilation and presentation of such reports and providing guidance on pricing methodologies, while also working with the Board to communicate valuation matters and support informed oversight.

4.1.3.	Collaborate with the President on Disclosure Controls Committee functions and the ongoing assessment of internal control frameworks under Rule 30a-3.

4.2.	Trust Financial Management

4.2.1.	Periodically review financial, tax, and accounting policies and recommend refinements aligned with industry standards and regulatory guidance.

4.2.2.	Execute or support regulatory filings in the Treasurer’s role, including Forms N-1A, N-CSR, N-PORT, N-CEN, proxy statements, and 24f-2 filings.

4.3.	Financial Reporting and Tax Oversight

4.3.1.	Oversee the annual audit process and ensure timely and accurate delivery of materials, including management representation letters.

4.3.2.	Review drafts of shareholder reports, tax returns, and other financial disclosures; collaborate with the President on ASC 740 compliance.

4.4.	Expense Oversight and Vendor Coordination

4.4.1.	Evaluate and comment on annual budgets; oversee invoice review and accrual processes in coordination with the Administrator and President.

4.4.2.	Participate in service provider due diligence and monitor vendor effectiveness and billing practices.

4.5.	Support for Growth and Strategic Development

4.5.1.	Engage in operational planning for new fund launches, including working with service providers on pro forma budgets and fund setup.
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PRINCIPAL TRUST ADMINISTRATOR SERVICES AGREEMENT

4.5.2.	Coordinate applications and regulatory identifiers (e.g., TINs, CUSIPs, NASDAQ listings), and support foreign custody arrangements where necessary.

5	CCO Services. In addition, PTA shall provide the following Base CCO Services (which are included in the fee schedule):

5.1	Chief Compliance Officer. Subject to the approval of the Board and as noted in Section 2.2 of the Agreement, PTA shall make available a qualified person who is competent and knowledgeable regarding the federal securities laws to serve as the Trust’s CCO (the “CCO”) in accordance with Rule 38a-1. PTA understands that the Board shall make all decisions regarding the appointment and termination of the CCO and shall review and approve the compensation of the CCO as provided by Rule 38a-1.

5.2	CCO Services. With respect to the Trust, the CCO shall provide the services set forth below (the “CCO Services”), including with regard to each investment adviser (an “Adviser”), investment sub-adviser (a “Sub-Adviser”), and index provider (an “Index Provider”) of the Trust.

5.2.1	Compliance Diligence. The CCO shall conduct preliminary diligence of the compliance programs of new advisers or sub-advisers of the Trust. The CCO shall oversee on behalf of the Trust the compliance programs of service providers to the Trust, including the Adviser, sub-advisers, and other service providers through a quarterly certification process that will be managed by the CCO and his/her team. The CCO shall conduct annual compliance reviews of each adviser and sub-adviser.

5.2.2	Chief Compliance Officer. The CCO will be responsible for administering the Trust’s compliance policies and procedures, reporting to the Board on compliance matters at meetings of the Board and at other times requested by the Board, providing the annual written compliance report to the Board in accordance with Rule 38a-1, and performing any other matters required of a CCO under the 1940 Act.

5.2.3	Policies and Procedures Compliance Manual. The CCO and PTA will maintain and update the Trust’s compliance manual and code of ethics to reflect regulatory developments and changes to the Trust’s business. The CCO and PTA will draft all policies included in the compliance manual and code of ethics and work with the Board to approve all recommended revisions and changes.

5.2.4	Certifications. The CCO will oversee the compliance programs of service providers to the Trust and obtain quarterly written compliance certifications from service providers with respect to their compliance programs.

5.2.5	Board Reporting. The CCO will promptly report material compliance issues to the Board. The CCO will review compliance certifications of various service providers obtained through the quarterly certification process and compile these certifications and provide them to the Board on an agreed schedule.

5.2.6	Annual Review. The CCO will conduct an annual review of the adequacy and effectiveness of the compliance policies and procedures of the Trust and relevant service providers. Pursuant to Rule 38a-1, the annual report will address (A) the operation of the compliance policies and procedures of the Funds, and each Adviser, each Sub-Adviser, each Index Provider, principal underwriter, administrator and transfer agent of the Funds, any material changes made to these compliance policies and procedures since the date of the last report and any material changes to the compliance policies and procedures recommended as a result of the annual review; and (B) each Material Compliance Matter, as defined in Rule 38a-1, that has occurred since the date of the last report. This review will include a review of service provider compliance policies and procedures, interviews of key personnel, obtaining compliance certifications from service providers, conducting periodic on-site visits of service providers (which may be by video link), reviewing internal and/or third-party compliance and internal control reports, reviewing cited regulatory deficiencies and/or regulatory examination results, considering observed risks, and implementing testing protocols. The CCO will provide an annual written report of its findings to the Board.
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PRINCIPAL TRUST ADMINISTRATOR SERVICES AGREEMENT

5.2.7	Compliance Calendar. The CCO and PTA will create, implement and follow a compliance calendar and project plan to ensure the timely completion of compliance activities by relevant parties.

5.2.8	Advice, Guidance and Support. The CCO and PTA will provide periodic advice and guidance to the Board with respect to material compliance and regulatory developments relating to the Trust.

5.2.9	Regulatory Examinations. The CCO and PTA will provide support in responding to regulatory exams of the Trust conducted by the SEC, NFA, FINRA, and any other regulator. This will include assembling materials in response to requests from regulators, communicating directly with the examination staff, participating in interviews by examination staff, and contributing to written responses to any deficiencies identified in the course of an examination.

5.2.10	Review of Marketing Literature. The PTA and the Trust acknowledge that each Adviser of a Fund is responsible for reviewing marketing literature to be used by the Adviser and Sub-Advisers of a Fund and each such Adviser shall coordinate with the principal underwriter (Distributor) of the Trust for the review of marketing literature for compliance with FINRA Rule 2210. Upon written request, PTA personnel will review literature provided to it for review, and provide comments to the relevant Adviser.

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